Exhibit 10.1

CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT is made between Charles & Colvard, Ltd. (“Company”) and the person or entity signing below as “Consultant” (“Consultant”).

1.           Services.  Consultant shall provide to Company during the Term certain consulting services to develop and oversee the process for the growth and management of all business, operating and staffing aspects of Charles & Colvard Direct, LLC d/b/a Lulu Avenue (“Services”), not to exceed estimated hours provided by Consultant without prior notification and approval by Company, all as further described on the attached Annex A, incorporated herein by reference.  In performing the Services, Consultant shall comply with all applicable laws, rules and regulations and written guidelines or policies provided by Company.

2.           Compensation.  Company will pay Consultant a flat rate of $1,500 per day two (2) days per week not to exceed the scope outlined in Annex A.

Additionally, Consultant will receive reimbursement of out-of-pocket expenses, in accordance with Company's Travel policy, incurred in the performance of Consultant’s service on behalf (and with the prior written authorization) of the Company, including but not limited to, actual costs incurred for travel (airfare, meals and parking per diem, lodging, car rental, etc.), express mail, document production, telephone, and similar business expenses provided Consultant delivers an itemized report of such expenses, together with receipts or other evidence of payment reasonably satisfactory to the Company.

3.          Consultant.  The parties agree that the legal relationship of Consultant to Company is strictly a Consultant relationship and nothing in this Agreement shall be deemed to create a joint venture, agency, partnership, or employer-employee relationship between the parties.  Neither party shall have any power to enter into any contract or commitment in the name of, or on behalf of, the other party or to bind the other party in any respect whatsoever.  Consultant shall not be entitled to any benefits, rights or privileges provided by Company to its employees.

4.           Employment Taxes and Benefits.  Consultant must comply with all tax laws applicable to a self-employed individual or  Consultant, including the filing of any necessary tax returns and the payments of all income and self-employment taxes.  All commissions paid to Consultant shall be reported as 1099 income, to the extent such commissions meet the minimum required for such reporting under applicable law.  Company shall not be required to withhold from commissions paid hereunder any state or federal income taxes or to make payments for Social Security (“FICA”) tax, unemployment insurance, or any other payroll taxes.  In the event Consultant fails to comply with tax laws applicable to a Consultant or a self-employed individual, Consultant will indemnify Company and hold Company harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by Consultant pursuant to this Agreement.  Consultant will not be entitled to participate in any plans, arrangements, or distributions by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Company’s employees.

5.           Confidential Information.  Consultant understands that during the Term, Consultant and its employees and agents may be exposed to Confidential Information.  At all times during and after the Term, Consultant will retain and cause such Confidential Information to be retained in confidence and use it, and cause it to be used, only for purposes of this Agreement.  “Confidential Information” means all information of Company or its affiliates that is not generally available to the public, whether written, oral, or computer based, including without limitation all business, financial, technical and product information, data, methods, processes, formulas, patterns, techniques, plans, Intellectual Property and derivative works of all of the foregoing.  All documents and information, including computer based information, disclosed to Consultant by Company, together with all copyrights and other proprietary rights therein, shall be and remain the exclusive property of Company and shall constitute Confidential Information, and Consultant shall return the originals and all copies thereof promptly to Company in good order without request upon completion of the Services, termination of this Agreement, or at any other time upon Company’s request.  Consultant shall not copy or use or permit the use of the above-described documents or information except for the sole purpose of performing the Services.  Upon any termination or expiration of this Agreement, Consultant shall identify to Company all potential customers with whom Consultant had contact within the thirty (30) day period prior to such termination or expiration and deliver to Company any property Company loaned to Consultant for use in performing the Services (including, but not limited to, keys, credit cards, files, contracts, proposals, work in process, data, research materials, other items of business information concerning any of Company’s clients, or Company’s business or business methods, including all copies thereof) in the same condition in which Company originally provided such property to Consultant.  In addition, all inventions, copyrights, or other intellectual property (“Intellectual Property”) created or developed by Consultant or

Consultant’s employees, associates or Consultants during the course of providing the Services shall be assigned to Company.

6.           Non-Disparagement.  Consultant agrees not to make any disclosures, issue any statements or otherwise cause to be disclosed any information which is designed, intended or might reasonably be anticipated to disparage Company, its officers, directors, its business, services, Products or personnel.

7.           No Conflicting Obligations.  Consultant’s performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence information acquired in confidence prior to Consultant’s engagement hereunder.  Consultant represents that he has not entered into, and will not enter into, any agreement either written or oral in conflict herewith.

8.           Termination.  The term of this Agreement shall commence on the date hereof and shall continue thereafter for one (1) year  (the “Term”), with allotment of time not to exceed eight (8) days per month, unless notified by either party of the need to increase or decrease such daily allotments that may be required to achieve successful results of set goals.  This Agreement shall automatically renew unless notification by either party to terminate the Agreement is received in writing thirty (30) prior to the actual termination date.  Notwithstanding the foregoing, Company may terminate this Agreement at any time upon 15 days prior written notice.  Upon termination by Company, its sole obligation to Consultant shall be to pay to Consultant any compensation for Services due and owing pursuant to the terms of this Agreement through the date of termination.  Sections 4-6 and 9-12 shall survive any termination or expiration of this Agreement.

9.           Insurance.  Consultant agrees to maintain liability, workers’ compensation, errors and omission and/or other insurance in such amounts and with such carriers as Company may reasonably request, each of which policies shall, upon request of Company, name Company as an additional insured.

10.         Indemnification.  Consultant shall defend, indemnify, and hold harmless Company, its officers, directors, and employees from any claims, losses, attorneys’ fees, damages, liabilities, costs, expenses, or suits for injury to any person (including Consultant, its employees, agents and sub-contractors), damage to or loss of property (including Company’s information assets and systems), or any other claim arising out of or resulting from any act or omission of Consultant, or its employees, agents, or subcontractors; the performance of this Agreement or the Services; Company’s use of Intellectual Property provided by Consultant to Company; the presence of Consultant or its employees, agents or subcontractors on Company’s premises; or the driving of Company motor vehicles.  In no event, however, shall Consultant be responsible for the sole negligence or willful misconduct of Company.

11.         Limitation of Liability.  In no event shall Company be liable for special, indirect, incidental or consequential damages under or in connection with this Agreement or the Services, including without limitation lost profits, to the full extent such may be disclaimed by law, even if Company has been advised of the possibility of such damages.

12.         Other Terms and Conditions.  Consultant represents and warrants that each employee, agent, or subcontractor who performs work under this Agreement has been informed of the obligations contained herein and has agreed in writing to be bound by and will comply with them (Company shall be a third party beneficiary of such agreement and Consultant shall provide Company with copies of such writings).  Neither this Agreement nor any of the rights or obligations hereunder may be assigned, transferred or subcontracted by either party without the prior written consent of the other party.  This Agreement constitutes the full understanding of the parties and a complete statement of the terms of their Agreement with respect to the subject matter herein and supersedes and cancels all prior agreements, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.  Neither this Agreement nor any provision hereof may be amended, changed, modified or waived except by a written instrument signed by the parties hereto.  The construction, validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflicts of law principles thereof.  In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.  Consultant agrees and acknowledges that Company would be damaged irreparably by Consultant's failure to perform its obligations to Company hereunder; accordingly, Company shall be entitled to enforce this Agreement by injunctive and other available relief, including, but not limited to, specific performance.

Signature page follows

Signature Page to Consultant Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified below.

Dated:       September 28, 2012

CHARLES & COLVARD, LTD.                                                                                  CONSULTANT:  ANNE BUTLER

By:          By:        /s/ Randy N. McCullough                      By:        /s/ Anne Butler

Name:    Randy N. McCullough                                                                         Name:     Anne Butler

Title:      President & CEO                                                                Title:       Consultant

ANNEX A

Services: Develop and oversee the process for the growth and management of Charles & Colvard Direct, LLC d/b/a Lulu Avenue (“Services”) as outlined below:

Scope of Work includes:	Estimated Hours
1. Identify and acquire the necessary talent for Lulu Avenue
2. Analyze the business to maximize and keep focus on the goal of break even and beyond.
3. Review strategy in the areas of: - Sales - Marketing - Operations - Finance
2 days per week